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                                                                  Exhibit 10.20

     LIMITED CRAFTSMAN-Registered Trademark- TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), entered into and effective as of the 3rd day of May, 1999, by and between SEARS, ROEBUCK AND CO., a New York corporation, having its principal place of business at 3333 Beverly Road, Hoffman Estates, Illinois (hereinafter "SEARS") and JORE CORPORATION, a Montana corporation, having its principal place of business at P.O. Box 159, 45000 Highway 93S, Ronan, Montana (hereinafter "VENDOR").

     WHEREAS, SEARS is the owner of the trademark CRAFTSMAN-Registered Trademark-, as shown and described in EXHIBIT A (hereinafter the "MARK"), and is the owner of various trademark applications and registrations in support of the Mark; and

     WHEREAS, VENDOR desires to use the Mark in connection with the manufacture of certain products as specifically set forth in SECTION 1.1 of the Agreement (hereinafter the "LICENSED PRODUCTS"), for retail sale by Advance Stores Company, Inc. in Advance Auto Parts, Parts America and Western Auto format retail stores (collectively, "Advance Auto") and only for use in the United States or its territories (hereinafter the "TERRITORY"); and

     WHEREAS, SEARS is willing to grant VENDOR a limited license to use the Mark in the manufacture of certain Licensed Products for Advance Auto; and

     WHEREAS, it is the mutual desire of SEARS and VENDOR to set forth in this instrument the terms and conditions under which the VENDOR IS permitted to use the Mark for the term of this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                GRANT OF LICENSE

     1.1 LICENSE OF MARK. Subject to the terms and conditions hereinafter set forth, SEARS grants to VENDOR a limited, royalty-free, non-exclusive right and license to use the Mark solely in the Territory and solely in connection with the following specific Licensed Uses: for use in the manufacture of certain products to be sold only to Advance Auto, which products shall be limited to those products bearing the Mark which are sold in Sears full line stores.

     1.2 TERM OF LICENSE. The license granted herein shall be effective on the second day of November, 1998, and shall continue until the second day of November, 2000, unless sooner terminated in accordance with the provisions hereof.

     1.3 LIMITATION OF LICENSE. The license granted herein shall not be transferable, in any manner, to any entity without the express written permission of SEARS. VENDOR shall have no right to grant additional licenses for use of the Mark or participate in sublicensing of the Mark.

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                                   ARTICLE 2
                        ACKNOWLEDGEMENT OF SEARS'S RIGHTS

     2.1 OWNERSHIP AND VALIDITY. VENDOR acknowledges SEARS's exclusive ownership of the entire right, title and interest in and to the Mark. VENDOR acknowledges that all use of the Mark shall be for the benefit of SEARS and its related companies and that such use shall not create in VENDOR or Advance Auto any right, title or interest in the Mark. VENDOR shall take no action challenging the validity of SEARS's right to use the Mark throughout the Territory.

     2.2 ACTIONS PROHIBITED. VENDOR acknowledges that any right to use the Mark is limited to the rights granted therein. During the term of and after the termination of this Agreement, regardless of how the Agreement is terminated, VENDOR shall not:

      a) produce the Licensed Products for any other entity other than Advance Auto;

      b)  attack the validity of this Agreement; or

      c) use the Mark in combination with any name, mark, word (in English or any other language), symbol, letter or design not previously approved by SEARS ("Approved Mark"), which approval shall not be unreasonably withheld; or

      d) adopt or seek to register or take any other action to use or establish rights in any name, mark, word (in English or any other language), symbol, letter or design which is confusingly similar to the Mark; or

      e) attack or perform any action, direct or indirect, which might challenge, impair or otherwise adversely affect the validity of the Mark or SEARS's ownership thereof; or

      f) engage in any action which it knows or has reason to know would threaten, injure or diminish the image or reputation of SEARS or the Mark.

                                   ARTICLE 3
                    ENFORCEMENT AND PROTECTION OF THE MARK

     3.1 REGISTRATION, MAINTENANCE AND ENFORCEMENT. For existing and new registrations, SEARS may take all reasonable actions to maintain, enforce and defend the Mark and the registration of the Mark:

      a) VENDOR will not apply to register, in any country, a trademark or service mark similar or identical to the Mark or registrations for any goods or services at any time during the effective term of this Agreement or thereafter.

     3.2 ACTIONS AGAINST ALLEGED INFRINGERS. VENDOR shall inform SEARS promptly of each and every past, present or threatened future infringement of SEARS rights in the Mark which come to VENDOR's attention. Legal proceedings against alleged third party infringers shall be initiated at SEARS sole discretion and, if requested by SEARS, VENDOR shall join such claim or suit. SEARS shall assume primary responsibility for and control the handling of any such action or the settlement thereof and recover all damages awarded subject to any amounts to which VENDOR is entitled to indemnification pursuant to the Agreements unless those damages are directly attributable to actual economic loss incurred or suffered by SEARS, in which case, such damages shall be recovered by SEARS after repayment of SEARS enforcement costs. VENDOR shall not take

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any legal action nor engage in the settlement of any legal matter with respect to the Mark without the express written consent of SEARS.

                                   ARTICLE 4
                          QUALITY CONTROL OF PRODUCTS

     4.1 SEARS'S RIGHT TO MONITOR AND CONTROL. SEARS shall have the right to monitor and control the quality of any Licensed Products in connection with which the Mark is used.

     4.2 COMPLIANCE BY VENDOR. VENDOR agrees to the standards, specifications and instructions set forth by SEARS with respect to the quality of any products in connection with which the Mark is used. VENDOR shall comply with all quality control review and approval procedures set by SEARS, and shall participate and cooperate fully in any and all quality control programs as directed by SEARS.

     4.3 SEARS'S RIGHT TO INSPECT. SEARS or its representative shall have the right to inspect VENDOR's places of business at reasonable times, with reasonable notice, to assure compliance with SEARS's quality standards, and VENDOR shall cooperate fully in such inspections.

     4.4 CESSATION OR MODIFICATION OF USE. As instructed by SEARS, VENDOR shall cease or modify any use of the Mark that SEARS deems not to be in compliance with the applicable standards or instructions.

                                   ARTICLE 5
                            NOTICE OF NON-COMPLIANCE

     5.1 NOTICE IN WRITING. If SEARS discovers that the products in connection with which the Mark is used are not of a quality acceptable to SEARS, or if VENDOR is using the Mark in any manner other than as permitted herein or if VENDOR fails to use the legends as provided herein, SEARS shall be entitled to notify the VENDOR in writing, requiring same to be rectified or remedied within thirty (30) days.

     5.2 THIRTY DAYS TO CURE. If, after thirty (30) days, VENDOR has not raised the quality of the specified goods to a level acceptable to SEARS, or corrected the noted misuse of the Mark or commenced acceptable use of legends, SEARS may terminate this Agreement effective upon mailing of written notice of termination by courier or First Class Mail.

                                   ARTICLE 6
                                 TERMINATION

     6.1 TERMINATION. This license will continue for the period specified in 1.2, except that SEARS may terminate this Agreement effective upon providing written notice of its intent to terminate if VENDOR is materially in default in the performance of any of its obligations hereunder and such default has remained uncured for a period of thirty (30) days after notice of such default of this Agreement.

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                                   ARTICLE 7
                           RIGHTS UPON TERMINATION

     7.1 Upon termination of this Agreement, SEARS shall be entitled to procure immediate cancellation of any recordal of this license, or registration of the VENDOR as user of the Mark and VENDOR shall render all necessary assistance in the process of such cancellation. In no event can VENDOR claim any indemnity for the termination, revocation or suspension of this Agreement if such termination, revocation or suspension is due to SEARS's exercise of its rights under this Agreement.

                                   ARTICLE 8
                                CESSATION OF USE

     8.1 TERMINATION FOR NON-COMPLIANCE. In the event this Agreement is terminated for VENDOR's failure to comply with all the terms herein, VENDOR shall immediately cease all use of the Mark and return or destroy all undistributed written materials bearing the Mark. VENDOR agrees that it will not thereafter use the Mark or any other mark or trade name confusingly similar to the Mark.

     8.2 TERMINATION FOR REASONS OTHER THAN NON-COMPLIANCE. If this Agreement is terminated for reasons other than non-compliance, VENDOR shall cease use of the Mark as soon as practicable in accordance with a phase-out schedule mutually agreed upon by the parties. In the absence of such mutual agreement, VENDOR shall cease using the Mark within (3) months after termination. VENDOR agrees that it will not thereafter use the Mark or any other mark or trade name confusingly similar to the Mark.

                                   ARTICLE 9
                           UNFORESEEN CIRCUMSTANCES

     9.1 Except with respect to circumstances specifically described in other articles of this Agreement, neither party to this Agreement shall be liable for delay or failure to perform under this Agreement which results from any occurrence or event which could not have been reasonably avoided, including, but not limited to, accident; action of the elements; Act of God; civil commotion; enemy action; epidemic; explosion; fire; flood; insurrection; strike; lock-out or other labor trouble or shortage; war; act, or demand or requirement of the law of the government within the Territory or any other competent governmental authority, if the party in default makes reasonable efforts to remove or overcome the effects of such occurrence or event.

     9.2 If any other circumstances whatsoever should occur, which are beyond SEARS's control under which the rights granted under this Agreement could in any way endanger SEARS's control over its rights in the Mark or the Name, then SEARS shall be entitled to forthwith suspend for the duration of such circumstances, by notice in writing, VENDOR's right, in whole or in part, to use the Mark to the extent necessary to protect SEARS's rights.

                                   ARTICLE 10
                                INDEMNIFICATION

     10.1 VENDOR shall indemnify and hold SEARS harmless from and against all claims, demands, suits, actions, proceedings and litigation arising out of any alleged liability of SEARS for the acts of VENDOR in the course of its business, including, but not limited to, all claims arising out of, or on account of, alleged improper

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use or infringement of the Mark or Name used by VENDOR, but not for any assertion of liability based solely on VENDOR's use of the Mark in accordance with the terms of this Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1 COSTS INCIDENT TO AGREEMENT. Except as otherwise set forth herein, each party shall pay its own legal, accounting and other expenses incident to this Agreement and the consummation of the transactions contemplated thereby.

     11.2 ASSIGNABILITY. Neither this Agreement nor any right or obligation hereunder is assignable, in whole or in part, by VENDOR to any entity without the prior written consent of SEARS.

     11.3 SURVIVABILITY. Upon termination of the rights granted to VENDOR hereunder, all obligations and responsibilities of VENDOR as set forth in this Agreement shall continue.

     11.4 NOTICES. All notices and statements to be given shall be sent by facsimile, overnight mail or courier, and all payments to be made pursuant to this Agreement shall be mailed by courier or First Class Mail, if to Sears to:

           Name/Position:     Michael W. Clark
                              Vice President & General Merchandise Manager
                              Hardware & Paint
           Address:           3333 Beverly Road D3-168B
                              Hoffman Estates, Illinois 60179
           Phone:             (847)286-3420
           Fax:               (847)286-4435

and if to VENDOR to:

           Name/Position:     Matt Jore, President
           Address:           Jore Corporation
                              45000 Highway 93S
                              Ronan, Montana 59864
           Phone:             (406)676-4900
           Fax:               (406)676-8400

     11.5 GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Illinois, United States of America. The courts of the United States shall have jurisdiction over any dispute or controversy arising out of this Agreement and both parties hereby submit to the jurisdiction of such courts.

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                              ARTICLE 12
                      CONSTRUCTION OF AGREEMENT

     12.1 HEADINGS. The paragraph headings of this Agreement are for convenience only and shall not be deemed to affect in any way the meaning of the provisions to which they refer.

     12.2 SAVINGS CLAUSE. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided that, in such case, the parties oblige themselves to use their best efforts to achieve the purpose of the invalid provisions by a new legally valid stipulation.

     12.3 WAIVER. No failure or delay on the part of any party in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     12.4 NON-EXCLUSIVE NATURE OF EXPRESSED REMEDIES. All of the parties rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     12.5 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions and negotiations between them. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.

     12.6 EXECUTION. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, SEARS and VENDOR have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

                                       SEARS, ROEBUCK AND CO

                          SIGNATURE:
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                          BY:
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                          TITLE:
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                                       VENDOR

                          SIGNATURE: /s/ Matt Jore
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                          BY:        Matt Jore
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                          TITLE:     President
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                                   EXHIBIT A

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